SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

   Date of Report (Date of earliest event reported) September
                            23, 1998

             MENDIK REAL ESTATE LIMITED PARTNERSHIP
      Exact Name of Registrant as Specified in its Charter


      Delaware                        0-15463               11-2774249
State or Other Jurisdiction          Commission           I.R.S. Employer
of Incorporation or Organization    File  Number        Identification No.

3 World Financial Center, 29th Floor
New York, NY   Attn.: Andre Anderson                     10285
Address of principal executive offices                  Zip Code


Registrant's telephone number, including area code (212) 526-3183


Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

On September 23, 1998, the Supreme Court of the State of New York for New York County (the "Court") approved the proposed settlement (the "Settlement") of three class actions against the general partners and certain affiliates of Mendik RELP Corporation (the "Actions"). The Court's judgment of approval (the "Judgment") will become final on November 6, 1998 unless a notice of appeal of the Judgment is filed on or before that date. The terms of the Settlement have been previously disclosed by the Partnership, including on its Form 8-K dated July 8, 1998. No limited partner or other person filed any objection to the Settlement.

The Partnership has executed a definitive purchase and sale agreement with affiliates of Vornado Realty Trust ("Vornado") pursuant to which Vornado will purchase the Partnership's interests in Saxon Woods Corporate Center, Two Park Avenue and 330 West 34th Street (the "Proposed Transaction"). The principal terms of the Proposed Transaction have been previously disclosed by the Partnership, including on its Form 8-K dated July 8, 1998. A copy of the executed purchase and sale agreement governing the Proposed Transaction is attached as Exhibit 1. The closing of the Proposed Transaction is conditioned upon the Judgment becoming final and not subject to further appeal.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                    MENDIK REAL ESTATE LIMITED PARTNERSHIP

                    BY:  NY REAL ESTATE SERVICES 1 INC.
                         A General Partner

Date: October 9, 1998    BY:      /s/ Mark Marcucci
                             Name:    Mark Marcucci
                             Title:   President and Director